                                                                       EXHIBIT 2


                            COMPUTRON SOFTWARE, INC.



                         SECURITIES PURCHASE AGREEMENT

                                  DATED AS OF
                               DECEMBER 30, 1997

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
SECTION 1        Authorization and Sale of Securities . . . . . . . . . . . . ..  1
         1.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . ..  1
         1.2     Sale of Securities . . . . . . . . . . . . . . . . . . . . . ..  1

SECTION 2        Closing Date; Delivery . . . . . . . . . . . . . . . . . . . ..  1
         2.1     Closing Date . . . . . . . . . . . . . . . . . . . . . . . . ..  1
         2.2     Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . ..  2

SECTION 3        Representations and Warranties of the Company  . . . . . . . ..  2
         3.1     Organization and Standing; Certificate and Bylaws  . . . . . ..  2
         3.2     Corporate Power  . . . . . . . . . . . . . . . . . . . . . . ..  2
         3.3     Capitalization . . . . . . . . . . . . . . . . . . . . . . . ..  3
         3.4     Authorization  . . . . . . . . . . . . . . . . . . . . . . . ..  3
         3.5     SEC Filings; Financial Statements  . . . . . . . . . . . . . ..  3
         3.6     Absence of Certain Changes or Events . . . . . . . . . . . . ..  4
         3.7     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . ..  4
         3.8     Title to Properties and Assets; Liens, etc.  . . . . . . . . ..  4
         3.9     Intellectual Property  . . . . . . . . . . . . . . . . . . . ..  5
         3.10    Compliance with Other Instruments, None Burdensome, etc. . . ..  5
         3.11    Litigation, etc. . . . . . . . . . . . . . . . . . . . . . . ..  5
         3.12    Governmental Consents, etc.  . . . . . . . . . . . . . . . . ..  6
         3.13    Brokers or Finders . . . . . . . . . . . . . . . . . . . . . ..  6
         3.14    Exempt Offering  . . . . . . . . . . . . . . . . . . . . . . ..  6

SECTION 4        Representations and Warranties of the Investors  . . . . . . ..  6
         4.1     Authorization  . . . . . . . . . . . . . . . . . . . . . . . ..  6
         4.2     Purchase Entirely for Own Account  . . . . . . . . . . . . . ..  7
         4.3     Investment Experience  . . . . . . . . . . . . . . . . . . . ..  7
         4.4     Federal Securities Law Exemption . . . . . . . . . . . . . . ..  7
         4.5     Accredited Investor  . . . . . . . . . . . . . . . . . . . . ..  9
         4.6     Informed Investment Decision . . . . . . . . . . . . . . . . .. 10
         4.7     Restricted Securities  . . . . . . . . . . . . . . . . . . . .. 11
         4.8     Representations to the Investors . . . . . . . . . . . . . . .. 11
         4.9     No Solicitation  . . . . . . . . . . . . . . . . . . . . . . .. 11
         4.10    Fiduciary Representations  . . . . . . . . . . . . . . . . . .. 11
         4.11    Representations True and Complete  . . . . . . . . . . . . . .. 12
         4.12    Compliance with Laws . . . . . . . . . . . . . . . . . . . . .. 12
         4.13    Legends  . . . . . . . . . . . . . . . . . . . . . . . . . . .. 12
         4.14    Governmental Consents  . . . . . . . . . . . . . . . . . . . .. 13

SECTION 5        Covenants and Agreements . . . . . . . . . . . . . . . . . . .. 14
         5.1     Access to Properties and Records . . . . . . . . . . . . . . .. 14
         5.2     Exchange Listing . . . . . . . . . . . . . . . . . . . . . . .. 14
         5.3     Board Members  . . . . . . . . . . . . . . . . . . . . . . . .. 14
         5.4     Registration Rights  . . . . . . . . . . . . . . . . . . . . .. 15
         5.5     Spinoffs or Other Distribution of Securities . . . . . . . . .. 16

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                                                            PAGE
         5.6     Issuance of Certain Shares and Warrants . . . . . . . . . . 17
SECTION 6        Conditions to Closing of Investors  . . . . . . . . . . . . 17
         6.1     Representations and Warranties Correct  . . . . . . . . . . 17
         6.2     Covenants . . . . . . . . . . . . . . . . . . . . . . . . . 17
         6.3     Blue Sky  . . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.4     No Illegality . . . . . . . . . . . . . . . . . . . . . . . 18
         6.5     Stock Price . . . . . . . . . . . . . . . . . . . . . . . . 18
         6.6     Exchange Listing  . . . . . . . . . . . . . . . . . . . . . 18
         6.7     Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . 18
         6.8     Stockholder Litigation Settlement . . . . . . . . . . . . . 18
         6.9     Closing Deadline  . . . . . . . . . . . . . . . . . . . . . 18

SECTION 7        Conditions to Closing of Company  . . . . . . . . . . . . . 18
         7.1     Representations and Warranties  . . . . . . . . . . . . . . 19
         7.2     Blue Sky  . . . . . . . . . . . . . . . . . . . . . . . . . 19
         7.3     No Illegality . . . . . . . . . . . . . . . . . . . . . . . 19
         7.4     Closing Deadline  . . . . . . . . . . . . . . . . . . . . . 19

SECTION 8        Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 19
         8.1     Termination . . . . . . . . . . . . . . . . . . . . . . . . 19
         8.2     Survival; Indemnification . . . . . . . . . . . . . . . . . 19
         8.3     Governing Law; Knowledge  . . . . . . . . . . . . . . . . . 20
         8.4     Successors and Assigns  . . . . . . . . . . . . . . . . . . 20
         8.5     Entire Agreement; Amendment . . . . . . . . . . . . . . . . 20
         8.6     Notices, etc. . . . . . . . . . . . . . . . . . . . . . . . 20
         8.7     Delays or Omissions . . . . . . . . . . . . . . . . . . . . 20
         8.8     Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . 21
         8.9     Counterparts  . . . . . . . . . . . . . . . . . . . . . . . 21
         8.10    Severability  . . . . . . . . . . . . . . . . . . . . . . . 21
         8.11    Gender  . . . . . . . . . . . . . . . . . . . . . . . . . . 21

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                  PAGE
                                                                  ----
EXHIBITS

         A.      Schedule of Investors
         B.      Form of Warrants
         C.      Piggyback Registration Rights
         D.      Form of Legal Opinion

                            COMPUTRON SOFTWARE, INC.

                         SECURITIES PURCHASE AGREEMENT


         This Securities Purchase Agreement (the "Agreement") is made as of December 30, 1997, by and among Computron Software, Inc., a Delaware corporation (the "Company"), with its principal executive offices at 301 Route 17 North, Rutherford, New Jersey 07070, and the investors listed on the Schedule of Investors attached as Exhibit A hereto (the "Investors").


                                   SECTION 1

                      Authorization and Sale of Securities

         1.1 Authorization. The Company has authorized the sale and issuance of 2,937,500 shares (the "Shares") of its common stock, $0.01 par value per share (the "Common Stock"), and Warrants to purchase 734,375 shares of the Company's Common Stock, in the form attached to this Agreement as Exhibit B (the "Warrants").

         1.2 Sale of Securities. Subject to the terms and conditions hereof, at the Closing the Company will issue and sell to the Investors, and the Investors will buy from the Company, the number of shares of the Company's Common Stock and Warrants to purchase the number of shares of Common Stock specified opposite each Investor's name on the Schedule of Investors. Each share of Common Stock shall be sold together with a Warrant to purchase 0.25 share of Common Stock at an aggregate cash purchase price of $2.00. The shares of Common Stock issuable upon conversion of the Warrants shall be referred to as "Warrant Shares." The Warrants, the Shares and the Warrant Shares actually issued at the Closing, and additional Warrants, shares of Common Stock and Warrant shares issuable hereunder in an aggregate amount equal to 10% of each of the foregoing, shall be referred to as the "Securities." The Company's agreements with each of the Investors are separate agreements, and the sales of the Securities to each of the Investors are separate sales.


                                   SECTION 2

                             Closing Date; Delivery

         2.1 Closing Date. The closing of the purchase and sale of 2,937,500 shares of the Company's Common Stock and Warrants to purchase 734,375 shares of the Company's Common Stock hereunder (the "Closing") shall be held on December 31, 1997 or on such later date or dates as the Company and the Investors may agree to (the date for such Closing being referred to as the "Closing Date"). The place of the Closing (including the place of delivery to the Investors by the Company of the certificates evidencing all shares of Common Stock and the Warrants being purchased and the place of payment to the Company by the Investors of the purchase price therefor) shall be at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, or such other place as the Investors and the Company may mutually agree.

         2.2 Delivery. At the Closing, the Company will deliver to each Investor a certificate or certificates representing the number of Shares of Common Stock and Warrants to purchase Common Stock as designated on the Schedule of Investors to be purchased by each Investor, against payment of the purchase price therefor, by wire transfer payable to the Company, in the amounts specified on the Schedule of Investors.


                                   SECTION 3

                 Representations and Warranties of the Company

         The Company hereby represents and warrants to the Investors, subject to the exceptions disclosed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "1996 10-K"), the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997 and the Company's Proxy Statement dated June 6, 1997 related to the Company's 1997 Annual Meeting of Shareholders (collectively, the "Disclosure Documents"), as follows:

         3.1 Organization and Standing; Certificate and Bylaws. The Company is a corporation duly organized, validly existing and in good standing under, and by virtue of, the laws of the jurisdiction of its incorporation.
The Company has requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. The Company has delivered or made available a true and correct copy of the Certificate of Incorporation and Bylaws or other charter documents of the Company, each as amended to date, to counsel for the Investors. When used in connection with the Company, the term "Material Adverse Effect" means, for the purposes of this Agreement, any event or effect that is materially adverse to the business, assets, financial condition, or results of operations of the Company and its subsidiaries taken as a whole.

         3.2 Corporate Power. The Company will have at the Closing Date all requisite corporate power and authority to execute and deliver this Agreement and the Warrants, to sell and issue the Common Stock and the Warrants and to issue the underlying Warrant Shares and any additional Securities issuable hereunder, and to carry out and perform its obligations under the terms of this Agreement and the Warrants.

         3.3 Capitalization. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of December 23, 1997, 20,839,780 shares of Common Stock had been issued and were outstanding and no shares of Preferred Stock had been issued and were outstanding. As of December 23, 1997, there were no outstanding rights, options, warrants, conversion rights or agreements for the purchase or acquisition from the Company of any shares of its capital stock, other than options to purchase 3,821,152 shares of the Company's Common Stock that have been issued to directors, employees and consultants of the Company under the Company's Amended and Restated 1995 Stock Option Plan. Assuming the accuracy of each Investor's representations in Section 4 below, upon issuance, the Securities will be issued in compliance with all federal and state securities laws.

         3.4 Authorization. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the Warrants and the performance of the Company's obligations hereunder has been taken or will be taken prior to the Closing. This Agreement and the Warrants, when executed and delivered by the Company, shall constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, and other equitable remedies, and (iii) to the extent the indemnification provisions contained in the registration rights set forth on set forth on Exhibit C hereto (the "Registration Rights") may be limited by applicable federal and state securities laws. The Securities issuable hereunder, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued and will be fully paid and nonassessable, and free of any liens or encumbrances (assuming the Investors take the Securities with no notice thereof and obtain control of the Securities) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Securities may be subject to restrictions on transfer under state or federal securities laws.

         3.5     SEC Filings; Financial Statements.

                 (a) The Company and each of its subsidiaries has filed all forms, reports and documents required to be filed with the Securities and Exchange Commission (the "SEC") since January 1, 1995. All such required forms, reports and documents are referred to herein as the "SEC Reports." As of their respective dates, the SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the 1996 10-K and in each SEC Report filed subsequent to the date thereof (the "Financials")
(x) complies as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1997 is hereinafter referred to as the "Balance Sheet." Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which have, individually or in the aggregate, a Material Adverse Effect on the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Balance Sheet, or (ii) incurred since the date of the Balance Sheet in the ordinary course of business.

         3.6 Absence of Certain Changes or Events. Since September 30, 1997, and prior to the date of this Agreement, there has not been: (i) any Material Adverse Effect on the Company or (ii) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP.

         3.7 Taxes. The Company and each of its subsidiaries has filed all material tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all material taxes required to be paid as shown on such returns or estimated to be paid if returns have not been filed and the most recent financial statements contained in the SEC Reports reflect an adequate reserve for all material taxes payable by the Company and its subsidiaries accrued through the date of such financial statements. Except as reasonably would not be expected to have a Material Adverse Effect on the Company, no material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries.

         3.8 Title to Properties and Assets; Liens, etc. The Company has good and valid title to its material properties and assets, and has good title to all its material leasehold interests, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) the lien of current taxes not yet due and payable, (ii) possible minor liens and encumbrances which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) such other liens as would not have a Material Adverse Effect on the Company.

         3.9     Intellectual Property.

                 (a) The Company and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to as the "Company IP Rights") except for any failure to own or have the right to use, sell or license that would not have a Material Adverse Effect on the Company.

                 (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any Company IP Right, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Company IP Right or impair the right of Company and its subsidiaries to use, sell or license any Company IP Right or portion thereof, except for the occurrence of any such breach, forfeiture, termination or impairment that would not, individually or in the aggregate, result in a Material Adverse Effect on the Company.

                 (c) (i) Neither the manufacture, marketing, license, sale or use of any product currently licensed or sold by the Company or any of its subsidiaries violates any license or agreement between the Company or any of its subsidiaries and any third party or, to the knowledge of the Company, infringes any intellectual property right of any other party; and (ii) there is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Company IP Right, except, with respect to clauses (i) and (ii), for any violations, infringements, claims or litigation that would not have a Material Adverse Effect on the Company.

         3.10 Compliance with Other Instruments, None Burdensome, etc. The Company is not in violation of any term of the Certificate of Incorporation or Bylaws, or to its knowledge, any order, statute, rule or regulation applicable to the Company, which violation reasonably would be expected to have a Material Adverse Effect on the Company. The execution, delivery and performance of and compliance with this Agreement, and the issuance of the Securities, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company.

         3.11    Litigation, etc.  Except for the Class Action (as defined in
Section 6.8 hereof), there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court or governmental agency (nor, to the Company's knowledge, is there any written threat thereof), which, either in any case or in the aggregate, reasonably would be expected to have a Material Adverse Effect on the Company, and none which questions the validity of this Agreement or the Warrants or any action taken or to be taken in connection herewith.

         3.12 Governmental Consents, etc. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities, except (i) filings with the SEC and
(ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable state securities or "blue sky" laws.

         3.13 Brokers or Finders. The Company has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         3.14 Exempt Offering. Subject to the accuracy of each Investor's representations and warranties set forth in Section 4 hereof, the offer, sale and issuance of the Shares and Warrants to the Investors on the Closing Date in conformity with the terms of this Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (the "Act") and applicable state securities laws.


                                   SECTION 4

                Representations and Warranties of the Investors

         Each Investor hereby represents and warrants to the Company with respect to its purchase of the Common Stock and the Warrants as set forth herein. The representations, covenants and agreements contained herein are made separately by each Investor and no Investor shall be responsible, or have any liability, for breaches or failures to act or comply with the provisions contained in this Section 4 by any other Investor.

         4.1 Authorization. This Agreement, when executed and delivered by the Investor, will constitute the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally,
(ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

         4.2 Purchase Entirely for Own Account. This Agreement is made with the Investor in reliance upon the Investor's representation to the Company, which by the Investor's execution of this Agreement the Investor hereby confirms, that the Securities to be received by the Investor will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities. The Investor represents that it has the full power and authority to enter into this Agreement.

         4.3 Investment Experience. The Investor is an investor in securities of comparable companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities. If other than an individual, the Investor also represents it has not been organized solely for the purpose of acquiring the Securities, of if the Investor has been organized solely for the purpose of acquiring the Securities, that all of the equity owners of the Investor are "accredited investors" as defined below.

         4.4     Federal Securities Law Exemption.

                 (a) Each of the U.S. Investors (as such Investor is designated in the Schedule of Investors attached hereto as Exhibit A) understands that the sale of the Securities to such U.S. Investor is intended to be exempt from registration under the Act, by virtue of Section 4(2) of the Act and applicable state securities laws. None of the U.S. Investors will sell, hypothecate or otherwise transfer any or all of the Securities unless:

                          (i)     There is then in effect a registration
statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                          (ii)    The applicable U.S. Investor shall have
notified the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, the Investor shall have furnished the Company with either (A) an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Act or (B) a "No Action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company; or

                          (iii)   The applicable U.S. Investor shall have
assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by such U.S. Investor to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation, and such transaction shall not be in violation of applicable federal or state securities laws; provided in each case that such U.S. Investor shall give written notice to the Company of such Investor's intention to effect such transfer, assignment, pledge or other disposition. Such U.S. Investor will cause any such proposed purchaser, assignee, transferee or pledgee of any Securities held by such U.S. Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement.

                 (b) Each of the Non-U.S. Investors (as such Investor is designated in the Schedule of Investors attached hereto as Exhibit A) understands that the sale of the Securities to such Non-U.S. Investor is intended to be exempt from registration under the Act by virtue of Regulation S of the Act and applicable state securities laws. None of the Non-U.S. Investors will sell, hypothecate or otherwise transfer any or all of the Securities unless:

                          (i)     There is then in effect a registration
statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

                          (ii)    Such Non-U.S. Investor shall have notified
the Company of the proposed disposition and shall have furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if requested by the Company, shall have furnished the Company with either (A) an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected without registration under the Act or (B) a "No Action" letter from the SEC to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, whereupon the holder of such Securities shall be entitled to transfer such Securities in accordance with the terms of the notice delivered by the holder to the Company;

                          (iii)   Such Non-U.S. Investor shall have assigned,
transferred, pledged or otherwise disposed of the Securities in a transaction involving the distribution without consideration of the Securities by such Non-U.S. Investor to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of the Securities by a corporation to any subsidiary, parent or affiliated corporation of such corporation, and such transaction shall not be in violation of applicable federal or state securities laws; provided in each case that such Non-U.S. Investor shall give written notice to the Company of such Non-U.S. Investor's intention to effect such transfer, assignment, pledge or other disposition. Such Non-U.S. Investor will cause any such proposed purchaser, assignee, transferee or pledgee of any Securities held by such Non-U.S. Investor to agree to take and hold such Securities subject to the provisions and upon the conditions specified in this Agreement;

                          (iv)    At the time the buy order for the Securities
was originated, the purchasing entity shall have been outside the United States and shall not have been a "U.S. Person," as such term is defined in Rule 902(o) under the Act, and shall not have been purchasing for the account or benefit of a U.S. Person; or

                          (v)     Such Non-U.S. Investor shall have sold,
assigned, transferred, pledged or otherwise disposed of the Securities in a transaction involving an offer and sale that shall occur outside the United States within the meaning of Regulation S under the Act, in a transaction meeting the requirements of Rule 904 under the Act, and subject to the Company's right prior to any such offer, sale or transfer to require the delivery of an unqualified written opinion of counsel who shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel to the effect that the proposed transfer may be effected in reliance on Regulation S under the Act.

         4.5 Accredited Investor. Each of the Investors represents and warrants that such Investor is an "accredited investor" as that term is defined in Rule 501 promulgated under the Act by virtue of one or more of the following:

                 (a)      Such Investor is either:  a bank as defined in
Section 3(a)(2) of the Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to
Section 15 of the Securities Exchange Act of 1934, as amended; an insurance company as defined in Section 2(13) of the Act; an Investment Company registered under the Investment Company Act of 1940 or a Business Development Company as defined in Section 2(a)(48) of the Investment Company Act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; or an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

                 (b) Such Investor is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

                 (c) Such Investor is an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), or a corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered hereby, with total assets in excess of $5,000,000; or

                 (d) Such Investor is a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of the purchase, exceeds $1,000,000; or

                 (e) Such Investor is a natural person who had individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year; or

                 (f) Such Investor is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered hereby, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D promulgated under the Act; or

                 (g) Such Investor is a corporation or other entity all of whose shareholders or other equity owners are themselves accredited investors by virtue of this subparagraph or by subparagraphs (a) through (f) above.

         For purposes hereof, "individual income" means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040),
(iii) any deduction claimed for depletion under Section 611 et seq. of the Code, and (iv) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of
Section 1202 of the Code. For purposes hereof, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage.

         4.6 Informed Investment Decision. Each of the Investors further represents and warrants that in order to make an informed decision in connection with the purchase of the Securities:

                 (a) Such Investor recognizes that an investment in the Securities involves a number of significant risks, including, without limitation, those set forth in the Disclosure

Documents; such Investor, or such Investor's agent or attorney, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Securities; such Investor acknowledges that the Disclosure Documents may contain forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Exchange Act and that actual results in the future could differ materially from those described in any forward-looking statements; and

                 (b)      Such Investor, or such Investor's agent or attorney,
(i) has been provided with sufficient information with respect to the business of the Company and has carefully reviewed the Disclosure Documents, (ii) has been provided with such additional information with respect to the Company as such Investor or such Investor's agent or attorney has requested, and (iii) has had the opportunity to discuss such information with members of the management of the Company and any questions that such Investor had with respect thereto have been answered to its full satisfaction.

         4.7 Restricted Securities. Each of the Investors understands that the Securities are not registered under the Act or applicable state securities laws and such securities must be held indefinitely, unless the subsequent disposition thereof is registered under the Act and applicable state securities laws or an exemption from such registration is available. The Company has not undertaken to register the Securities pursuant to the Act and, except as provided in the registration rights granted hereunder, will have no obligation to effect on behalf of any Investor any registration under the Act or to assist any Investor in complying with any exemption from registration under the Act or any state securities laws. Each of the Investors understands that the exemption from registration afforded by certain rules and regulations under the Act depends upon the satisfaction of various conditions and that, if applicable, such rules and regulations may afford the basis for sales of the Securities only in limited amounts.

         4.8 Representations to the Investors. The Investors acknowledge that the Disclosure Documents replace and supersede any and all information delivered prior to delivery of the Disclosure Documents.

         4.9 No Solicitation. None of the Investors are subscribing to purchase the Securities as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to such Investor in connection with investments in securities generally.

         4.10 Fiduciary Representations. If any Investor is acting in a fiduciary capacity in purchasing the Securities, the fiduciary represents and warrants that he or she has authority to execute this Agreement on behalf of the person or persons for whom the Securities are being purchased, that such persons have been given the Disclosure Documents and this Agreement and have confirmed to the fiduciary that they have reviewed the same, and that the representations and warranties contained in this Agreement (and in any other written statement or document delivered to the Company) shall be deemed to have been made on behalf of such person or persons.

         4.11    Representations True and Complete.   All information which
each of the Investors has furnished and is furnishing to the Company, including, without limitation, the representation as to each Investor's status as an "Accredited Investor" within the meaning of Rule 501 promulgated under the Act and all other representations contained in this Agreement, are correct and complete as of the date of this Agreement, and if there should be any material change in such information prior to such Investor's receipt of the Securities, each of the Investors will immediately furnish such revised or corrected information to the Company. Each of the Investors is executing and delivering this Agreement with full awareness of its implications and in recognition of the fact that the Company is relying on such Investor's representations and warranties in selling the Securities to such Investor, and that the Company and other investors may be damaged if such representations or warranties are incorrect.

         4.12 Compliance with Laws. Each of the Investors agrees, within five (5) days after receipt of a request from the Company, to provide such information and to execute and deliver such documents as may reasonably be necessary to comply with any and all laws and ordinances to which the Company is subject.

         4.13    Legends.

                 (a) It is understood that the certificates evidencing the Securities issued to each U.S. Investor may bear one or all of the following legends:

                          (i)     "THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

                          (ii)    Any legend required by the laws of the States
of New Jersey, New York or any other applicable state securities laws.

                 (b) It is understood that the certificates evidencing the Securities issued to any Non-U.S. Investor may bear one or all of the following legends:

                          (i)     "THESE SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES

ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

                          (ii)    "THE HOLDER OF THIS SECURITY BY ITS
ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY."

                          (iii)   Any legend required by the laws of the States
of New Jersey, New York or any other applicable state securities laws.

         4.14 Governmental Consents. Other than securities law filings required to be made by the Company, no consent, approval or authorization of or designation, declaration or filing with any state, federal or foreign governmental authority on the part of the Investor is required in connection with the valid execution and delivery of this Agreement by each of the Investors and the consummation by the Investors of the transactions contemplated hereby and thereby.

                                   SECTION 5

                            Covenants and Agreements

         5.1 Access to Properties and Records. The Company shall afford to the Investors and their respective accountants, counsel and representatives, reasonable access during normal business hours throughout the period prior to the Closing to all of their properties, books, contracts, commitments and written records (including, but not limited to, tax returns for the preceding six years), and shall make reasonably available their officers and employees to answer fully and promptly questions put to them thereby; provided that no investigation pursuant to this Section 5.1 shall alter any representation or warranty of any party hereto or conditions to the obligation of the parties hereto; provided, further, that such access shall not unreasonably interfere with the normal business operations of any of the parties hereto. Subject to applicable law and to legal process, each Investor will hold, and will cause each of their affiliates, employees, officers, directors and other representatives to hold, in confidence, any information or data concerning the Company identified to such Investor as "confidential" furnished to them in connection with the transactions contemplated by this Agreement.

         5.2 Exchange Listing. The Company shall maintain in good standing the listing of its Common Stock on the American Stock Exchange, or shall cause, and cause to be continued, the listing thereof on the New York Stock Exchange or inclusion thereof in the Nasdaq National Market system, for at least one year following the Closing Date. If the Company fails to so maintain such listing or inclusion for such period, then the Company shall issue, at no additional cost, to each of the Investors additional shares of Common Stock and Warrants to purchase Common Stock equal to ten percent (10%) of the respective amounts of such securities listed on the Schedule of Investors actually issued at the Closing. Such additional shares and Warrant Shares shall at the time of issuance be covered by the Registration Rights hereunder.

         5.3 Board Members. At the request of Investors holding a majority of Shares not resold to the public, the Company shall promptly take all action necessary to appoint to the Board of Directors of the Company a candidate proposed by such majority who is acceptable to the Board of Directors in its reasonable discretion. The Company shall use its reasonable best efforts to cause such candidate to be included in the slate of nominees proposed by the Company's Board of Directors for election by the Company's stockholders at each subsequent meeting called to elect directors and to recommend such candidate for election to the Board of Directors. Such Investors shall use their reasonable best efforts to select a candidate who intends to serve on the Board of Directors for an indefinite period of time. In the event such candidate is removed, resigns, does not stand for re-election or otherwise is no longer a member of the Board of Directors, then such Investors shall again have the right to select such a candidate. The Company's obligations under this Section shall terminate upon such time as the Investors who are original parties to this Agreement (the "Original Investors") no longer hold at least 50% of the aggregate Shares issued and sold pursuant to this Agreement.

         5.4     Registration Rights.

                 (a) The Company shall use its reasonable best efforts to file with the SEC a registration statement on any available form (the "Registration Statement") relating to the registration under the Act for an offering on a continuous basis under Rule 415 of the Act of the Shares, the Warrant Shares and any other shares of Common Stock issuable hereunder, and file with state securities administrators such registration statements or other documents as may be required under applicable state securities laws to qualify or register such shares. The Company shall use its reasonable best efforts to cause the Registration Statement to become effective no later than June 15, 1998 and subsequently to keep the same effective as provided herein. In the event the Registration Statement is not declared effective by June 15, 1998, the Company shall issue, at no additional cost, to each of the Investors additional shares of Common Stock and Warrants to purchase Common Stock equal to ten percent (10%) of the amounts listed on the Schedule of Investors actually issued at the Closing. In addition, in the event the Registration Statement is not declared effective by September 15, 1998, the Company shall either (at the Company's election) (i) issue, at no additional cost, to each of the Original Investors additional shares of Common Stock and Warrants to purchase Common Stock equal to ten percent (10%) of the amounts listed on the Schedule of Investors actually issued at the Closing and held by such Original Investor as of September 15, 1998 or (ii) pay to each Original Investor an amount in cash equal to $818,000 multiplied by the fraction obtained by dividing (A) the number of Shares held by such Original Investor as of the date of the Company's obligation under this provision by (B) the total number of Shares originally issued hereunder (the "Pro Rata Share"). Further, in the event that sales under the Registration Statement are unavailable to the Investors for any period in excess of 75 consecutive days or 100 total days, during the period from the date of effectiveness until December 31, 1999, for each 30 days or portion thereof in excess of either of such amounts, whichever is greater, the Company shall either (at the Company's election) (i) issue, at no additional cost, to each of the Original Investors additional shares of Common Stock and Warrants to purchase Common Stock equal to one percent (1%) of the amounts listed on the Schedule of Investors actually issued at the Closing and held by such Original Investor as of the date of the Company's obligations under this provision or (ii) pay to each Original Investor an amount in cash equal to $81,800 multiplied by such Original Investor's Pro Rata Share. To the extent an Original Investor no longer holds Shares originally issued hereunder, the number of additional shares of Common Stock or Warrants to be issued, or the amount of any cash to be paid, by the Company under either of the prior two sentences shall be proportionately reduced. All additional shares issuable pursuant to this Section 5.4 shall at the time of issuance be covered by the Registration Rights granted hereunder and shall at the time of issuance be authorized for listing by the Company on the American Stock Exchange or any other exchange or market on which the Company's Common Stock trades. In addition to "shelf" registration rights, the Investors shall be entitled to "piggyback" registration rights, all as set forth on Exhibit C hereto.

                 (b) The Company shall use its reasonable best efforts to keep the Registration Statement continuously effective until the first date on which (i) all of the securities registered thereunder have been sold pursuant thereto or (ii) each Investor can sell freely all of such securities under Rule 144(k) promulgated under the Act (or similar provision) without volume limitation. The Company shall promptly file and use its reasonable best efforts to have declared effective any post-effective amendments or supplements as may be necessary to make the Registration Statement and any prospectus thereunder not misleading or inaccurate in any material respect. The Company shall promptly notify each Investor if at any time any circumstance has arisen that renders the Registration Statement or any prospectus thereunder unavailable for sales of the securities covered thereby and thereafter when
sales can recommence in reliance thereon.   The Company will provide each
Investor at no charge with sufficient copies of such prospectus as such Investor may reasonably request.

                 (c) The Company will pay all expenses relating to the preparation of SEC, blue sky and other filings and initial and continuing effectiveness of the Registration Statement (or any piggyback registration) including all filing fees, accounting costs, legal fees (including the reasonable fees of up to $10,000 for one counsel for the Investors) and otherwise (other than commissions or compensation payable to underwriters). The Company will indemnify each Investor with respect to liabilities arising under the Act as provided in Exhibit C.

                 (d) In the event of a breach by the Company of any of its obligations under this Section, each Investor will be entitled to specific performance of its rights. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Section and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                 (e) The Company has not entered, as of the date hereof, and will not enter, into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Investors hereunder or otherwise conflicts with the provisions hereof.

                 (f) Except with respect to Shares sold under Rule 144 of the Act or under an effective registration statement, the registration and other rights provided hereunder shall be assignable by each Investor to any party that purchases Shares or Warrants from such Investor in accordance with the terms of this Agreement, subject to agreement by such assignee to be bound by the terms of this Agreement.

         5.5 Spinoffs or Other Distribution of Securities. In the event that the Company consummates a spinoff of any of its subsidiaries (or any portion of the shares thereof) in which it distributes to its stockholders securities of such entity, the Company shall notify the holders of any outstanding Warrants thereof and shall, at the request of any such holder, (i) exchange such holder's outstanding Warrants for new Warrants covering the same number of Warrant Shares at an Exercise Price reduced in respect of such distribution as described below and (ii) issue such holder a warrant or warrants to purchase any securities issued in respect of such distribution in an amount equal to such holder's fully diluted share of the outstanding Common Stock of the Company at the time of such distribution. The Exercise Price of the outstanding warrants issued hereunder shall be adjusted in proportion to the relative fair market values of (i) the Company after such distribution and (ii) the securities distributed, such that the aggregate exercise price under all such warrants shall remain unchanged. Such fair market values shall be deemed to be the respective average of the closing prices of the securities of each entity so represented on the principal exchange or market on which it is traded for the five trading days following the effective date of the distribution or, if such securities are not traded on a securities exchange or market, such fair market values shall be determined by the Company's Board of Directors on the basis of its diligent good faith judgment. The Company shall extend the registration rights granted under this Agreement to any securities covered by any additional warrants issued under this Section; provided, that with respect to "shelf" registration rights, such registration rights shall only be required at such time as Form S-3 (or any successor form thereto) is available for the registration of securities of such subsidiary.

                 5.6 Issuance of Certain Shares and Warrants. To the extent that the Company is required hereunder to issue additional shares of Common Stock or Warrants hereunder, at such time as such shares and Warrants are to be issued the Company shall take all necessary action to duly authorize and issue in compliance with all applicable laws the applicable number of additional shares and Warrants, and shall have approved for listing on the principal market or exchange on which the Company's Common Stock trades the applicable number of additional shares, including in each case shares issuable upon exercise of such Warrants.


                                   SECTION 6

                       Conditions to Closing of Investors

         The Investors' obligations to purchase the Common Stock and the Warrants at the Closing are, at the option of each Investor, subject to the fulfillment on or prior to the Closing Date of the following conditions:

         6.1 Representations and Warranties Correct. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

         6.2 Covenants. All covenants and agreements contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects.

         6.3 Blue Sky. The Company shall have obtained all necessary "blue sky" law permits and qualifications or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

         6.4 No Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         6.5 Stock Price. The average closing price for the Company's Common Stock on the American Stock Exchange for the five business days prior to the Closing Date shall be at least $2.25 per share.

         6.6 Exchange Listing. The Shares and the Warrant Shares, plus shares of Common Stock in an amount equal to 10% of the aggregate thereof, shall have been authorized for listing on the American Stock Exchange, subject only to official notification at issuance.

         6.7 Legal Opinion. The Investors shall have received from Proskauer Rose LLP, special counsel to the Company, and Paul Abel, Esq., corporate counsel to the Company, legal opinions substantially containing in the aggregate the items set forth in Exhibit D attached hereto.

         6.8 Stockholder Litigation Settlement. The settlement and potential exposure thereunder with respect to that certain litigation styled In Re Computron Securities Class Action Litigation (U.S. District Court, District of New Jersey Civil Action No. 96-CV-1911 AJL) (the "Class Action") shall be satisfactory to the Investors in their reasonable sole discretion.

         6.9 Closing Deadline. The Company shall have tendered to the Investors an aggregate of at least 2,500,000 Shares and 625,000 Warrants by 11:59 p.m. Eastern Time on December 31, 1997.


                                   SECTION 7

                        Conditions to Closing of Company

         The Company's obligation to sell and issue the Company's Stock and the Warrants at the Closing is, at the option of the Company, subject to the fulfillment of the following conditions:

         7.1 Representations and Warranties. The representations made by the Investors in Section 4 hereof shall be true and correct when made, and shall be true and correct on the Closing Date and all covenants and agreements of the Investors to be performed on or prior to the Closing Date shall have been performed or complied with in all material respects.

         7.2 Blue Sky. The Company shall have obtained all necessary "blue sky" law permits and qualifications, or secured an exemption therefrom, required by any state for the offer and sale of the Securities.

         7.3 No Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

         7.4 Closing Deadline. The full purchase price for at least 2,500,000 Shares and 625,000 Warrants shall have been tendered for payment hereunder by 11:59 p.m. Eastern Time on December 31, 1997.

                                   SECTION 8

                                 Miscellaneous

         8.1 Termination. In the event any of the closing conditions set forth in Section 6 is not met by 11:59 p.m. on December 31, 1997, the Investors may terminate this Agreement. In the event any of the closing conditions set forth in Section 7 is not met by 11:59 p.m. on December 31, 1997, the Company may terminate this Agreement. In the event of such termination, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party hereto, except that nothing shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

         8.2 Survival; Indemnification. All representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing Date for a period of two years, except that the covenants and agreements set forth in Sections 5.2 through 5.6 shall survive the Closing Date indefinitely (or such other period as specified), in each case unless this Agreement is terminated pursuant to Section 8.1. The Company shall indemnify the Investors against all claims, obligations, costs and expenses (including without limitation attorneys' fees) (collectively, "Losses") arising in connection with the breach of any representation, warranty, covenant or agreement of the Company contained herein. Each Investor shall indemnify the Company against all Losses arising in connection with the breach of any representation, warranty, covenant or agreement of such Investor contained herein. Notwithstanding the foregoing, neither party shall have any liability under this Section 8.2 unless Losses to the indemnified parties exceed in the aggregate $50,000, in which case the indemnifying party shall be liable for the amount of such excess.

         8.3 Governing Law; Knowledge. This Agreement shall be governed in all respects, by the laws of the State of New York, without giving effect to the conflicts of laws principles thereof. For purposes of this Agreement, "knowledge" of any party shall mean the knowledge of the executive officers or partners of that party after such executive officers or partners have made all reasonable inquiries.

         8.4 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors, assigns, heirs, executors, and administrators of the parties hereto, provided, however, that the rights of an Investor to purchase Shares shall not be assignable without the written consent of the Company.

         8.5 Entire Agreement; Amendment. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought; provided, however, that holders of a majority of the Shares not resold to the public may waive or amend, on behalf of all Investors, any provisions hereof benefitting Investors.

         8.6 Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon delivery to the party to be notified in person or by courier service addressed (a) if to an Investor, at such Investor's address set forth in Exhibit A, or at such other address as such Investor shall have furnished to the Company in writing, or (b) if to any other holder of any Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Securities who has so furnished an address to the Company, or (c) if to the Company, one copy should be sent to its address set forth on the signature page of this Agreement and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Investors.

         8.7 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any holder of any Securities or to the Company, upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of such holder or the Company nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder or the Company of any breach or default under this Agreement, or any waiver on the part of any holder or the Company of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder or the Company, shall be cumulative and not alternative.

         8.8 Expenses. The Company shall pay at Closing or promptly thereafter the Investors' reasonable legal fees and expenses of one counsel with respect to this Agreement and the transactions contemplated hereby.

         8.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which may be executed by less than all of the Investors each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one and the same instrument.

         8.10 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

         8.11 Gender. The use of the neuter gender herein shall be deemed to include the masculine and the feminine gender, if the context so requires.

                     [This space intentionally left blank]

         The foregoing Securities Purchase Agreement is hereby executed as of the date first above written.

                                       "COMPANY"

                                       COMPUTRON SOFTWARE, INC.
                                       a Delaware corporation


                                       By:    /s/  Michael R. Jorgensen
                                            -----------------------------------
                                            Michael R. Jorgensen
                                            Executive Vice President and
                                            Chief Financial Officer

                                       Address:     301 Route 17 North
                                                    Rutherford, NJ 07070
                                       Facsimile:   (201) 939-6955


                                       "INVESTORS"

                                       LION INVESTMENTS LIMITED

                                       By:    /s/  Michael Waldron
                                            -----------------------------------
                                            Name:  Michael Waldron
                                            Title: Director

                                       Address:  c/o London Merchant Securities
                                                    33 Robert Adam Street
                                                    London WIM 5AH England
                                       Facsimile:   011-44-171-935-3737


                                       WESTPOOL INVESTMENT TRUST plc

                                       By:    /s/  Michael Waldron
                                            ------------------------------------
                                            Name:  Michael Waldron
                                            Title: Director

                                       Address:  c/o London Merchant Securities
                                                    33 Robert Adam Street
                                                    London WIM 5AH England
                                       Facsimile:   011-44-171-935-3737


               **SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT**

                                       THE WEBER FAMILY TRUST DATED 1/6/89

                                       By:     /s/  Eugene M. Weber
                                             ----------------------------
                                             Name:  Eugene M. Weber
                                             Title: Trustee

                                             Address:   c/o Bluewater Capital
                                                        Management, Inc.
                                                        50 California Street,
                                                        Suite 3200
                                                        San Francisco, CA 94111
                                             Facsimile: (415) 788-6763


                                       RH CAPITAL ASSOCIATES NUMBER ONE, L.P.

                                       By:   RH Capital Associates
                                       Its:  General Partner


                                       By:     /s/  Robert Horwitz
                                             -----------------------------------
                                             Name:       Robert Horwitz
                                             Title:      Sole Proprietor

                                             Address:      c/o RH Capital
                                                           55 Harristown Road
                                                           Rock, NJ 07452
                                             Facsimile:    (201) 444-1469


                                       ROBERT HORWITZ

                                         /s/  Robert Horwitz
                                       -----------------------------------------
                                       Address:     c/o RH Capital
                                                    55 Harristown Road Glen
                                                    Rock, NJ 07452
                                       Facsimile:   (201) 444-1469



               **SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT**

                                       PAUL SAVIDIS

                                         /s/  Paul Savidis
                                       -----------------------------------------
                                       Address:     c/o RH Capital
                                                    55 Harristown Road Glen
                                                    Rock, NJ 07452
                                       Facsimile:   (201) 444-1469


                                       WPG SOFTWARE FUND, L.P.
                                       By:   Weiss, Peck & Greer, L.L.C.
                                       Its:  General Partner

                                       By:     /s/  Mitch Cantor
                                             -----------------------------------
                                             Name:  Mitch Cantor
                                             Title:   Principal

                                             Address:   c/o Weiss, Peck & Greer,
                                                        L.L.C.
                                                        One New York Plaza
                                                        New York, NY 10004
                                             Facsimile: (212) 908-9652


                                       WPG INSTITUTIONAL
                                       SOFTWARE FUND, L.P.
                                       By:   Weiss, Peck & Greer, L.L.C.
                                       Its:  General Partner

                                       By:     /s/  Mitch Cantor
                                             -----------------------------------
                                             Name:    Mitch Cantor
                                             Title:   Principal

                                             Address:   c/o Weiss, Peck & Greer,
                                                        L.L.C.
                                                        One New York Plaza
                                                        New York, NY 10004
                                             Facsimile: (212) 908-9652


              ** SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT**

                                       CA CAPITAL MANAGEMENT LTD.
                                       By:   Weiss, Peck & Greer, L.L.C.
                                       Its:  Attorney-in Fact

                                       By:     /s/  Mitch Cantor
                                             -----------------------------------
                                             Name:    Mitch Cantor
                                             Title:   Principal

                                             Address:   c/o Weiss, Peck & Greer,
                                                        L.L.C.
                                                        One New York Plaza
                                                        New York, NY 10004
                                             Facsimile: (212) 908-9652

                                       SIPPL MACDONALD VENTURES II, L.P.

                                       By:   Sippl Macdonald Management, LLC
                                       Its:  General Partner

                                       By:     /s/  Jackie Macdonald
                                             -----------------------------------
                                             Name:       Jackie Macdonald
                                             Title:      Manager

                                             Address:      5 Elder Court
                                                           Menlo Park, CA 94025
                                             Facsimile:    (650) 326-4404


              ** SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT**

                                   EXHIBIT A

                             SCHEDULE OF INVESTORS


                                                                      NUMBER OF
                                                     NUMBER OF       WARRANTS TO      AGGREGATE
                                                     SHARES OF         PURCHASE        PURCHASE
NAME AND ADDRESS OF INVESTOR                        COMMON STOCK     COMMON STOCK        PRICE
----------------------------                        ------------     ------------     ----------
U.S. Investors:

The Weber Family Trust dated 1/6/89                        7,500            1,875     $    15,000
c/o Bluewater Capital Management, Inc.
50 California Street, Suite 3200
San Francisco, CA 94111
Attn:  Mr. Eugene M. Weber
RH Capital Associates Number One, L.P.                   700,000          175,000     $ 1,400,000
Robert Horwitz                                           200,000           50,000     $   400,000
Paul Savidis                                              30,000            7,500     $    60,000
c/o RH Capital
55 Harristown Road
Glen Rock, NJ 07452
Attn:  Mr. Robert Horwitz
WPG Software Fund, L.P.                                  185,745           46,436     $   371,490
WPG Institutional Software Fund, L.P.                    129,115           32,279     $   258,230
c/o Weiss, Peck & Greer, L.L.C.
One New York Plaza
New York, NY 10004
Attn:  Mr. Ben Taylor
Sippl Macdonald Ventures II, L.P.                        150,000           37,500     $   300,000
5 Elder Court
Menlo Park, CA 94025
Attn:  Ms. Jackie Macdonald


Non-U.S. Investors:
Lion Investments Limited                                 500,000          125,000     $ 1,000,000
Westpool Investment Trust plc                          1,000,000          250,000     $ 2,000,000
c/o London Merchant Securities
33 Robert Adam Street
London W1M 5AH England
Attn: Mr. Michael Waldron
CA Capital Management Ltd.                                35,140            8,785     $    70,280
c/o Weiss, Peck & Greer, L.L.C.
One New York Plaza
New York, NY 10004
Attn:  Mr. Ben Taylor                                  ---------          -------     -----------
                                                       2,937,500          734,375     $ 5,875,000
                                                       =========          =======     ===========

                                   EXHIBIT B

                                FORM OF WARRANT

For U.S. Persons:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE EXERCISED, SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

For Non-U.S. Persons who have acquired
these securities pursuant to Regulation S:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL,

CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO
THE COMPANY.


                                     WARRANT
                      To Purchase Shares of Common Stock of
                            Computron Software, Inc.


         THIS HEREBY CERTIFIES that, for value received, ___________ (the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, to purchase from Computron Software, Inc., a Delaware corporation (the "Company"), that number of fully paid and nonassessable shares of the Company's common stock, par value $0.01 per share ("Common Stock"), at the purchase price per Share as set forth in Section 1(a) below ("Exercise Price"). The number of Shares and Exercise Price are subject to adjustment as provided in
Section 10 hereof. This Warrant is one of a series of Warrants (the "Warrants") issued to certain investors pursuant to that certain Securities Purchase Agreement, dated as of December 30, 1997 (the "Securities Purchase Agreement"), by and between the Company and such certain investors.

1.       Number of Shares; Exercise Price; Term.

         (a) Subject to adjustments as provided herein, this Warrant is exercisable for _____ shares (the "Shares") of the Company's Common Stock at a purchase price of $3.00 per Share.

         (b) Subject to the terms and conditions set forth herein, this Warrant shall be exercisable during a term commencing on the date hereof and ending 5:00 p.m. Eastern Standard Time on December 31, 2002.

2. Title to Warrant. This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld; provided, however, that no consent shall be required for any assignment, transfer, pledge or other disposition of this Warrant in a transaction involving the distribution without consideration of this Warrant by the Holder to any of its partners or retired partners, or to the estate of any of its partners or retired partners, or in a transaction involving the transfer or distribution of this Warrant by a corporation to any subsidiary, parent or affiliated corporation of such corporation, and which transaction is not in violation of applicable federal and state securities laws; provided in each case that the Holder shall give written notice to the Company of its intention to effect such transfer, sale, assignment, pledge or other disposition. Transfers shall occur at the office or agency of the Company by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The Investor will cause any such proposed purchaser, assignee, transferee or pledgee of this Warrant to agree to take and hold such Warrant subject to the provisions and upon the conditions specified in this Warrant and the Securities Purchase Agreement.

3. Exercise of Warrant. The purchase rights represented by this Warrant are exercisable by the registered holder hereof, in whole or in part, at any time, or from time to time, during the term hereof as described in Section 1 above, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly completed and executed on behalf of the holder hereof, at the principal executive offices of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered holder hereof at the address of such holder appearing on the books of the Company), and subject to
Section 4 hereof, upon payment of the purchase price of the Shares thereby purchased (i) in cash or check acceptable to the Company or (ii) solely with respect to Investors who are original parties to the Securities Purchase Agreement, by "cashless" or "net issue" exercise by specifying the number of Shares to be delivered to the Holder and the number of Shares deemed to be surrendered in payment of the Exercise Price, the holder of this Warrant shall be entitled to receive a certificate for the number of Shares so purchased and, if this Warrant is exercised in part, a new Warrant for the unexercised portions of this Warrant. For purposes of a "cashless" or "net issue" exercise, all Shares deemed to be surrendered will be attributed a value equal to (x) the average closing price per share on the American Stock Exchange or other securities exchange or market for the five (5) trading days prior to exercise minus (y) the Exercise Price. In the event shares of the Company's Common Stock are not traded on a securities exchange or market, the Board of Directors of the Company shall determine the current market price of the Shares surrendered on the basis of its diligent, good faith judgment. The Company agrees that, upon exercise of this Warrant in accordance with the terms hereof, the Shares so purchased shall be deemed to be issued to such holder as the record owner of such Shares as of the close of business on the date on which this Warrant shall have been exercised.

         Certificates for Shares purchased hereunder and, on partial exercise of this Warrant, a new Warrant for the unexercised portion of this Warrant shall be delivered to the holder hereof as promptly as practicable after the date on which this Warrant shall have been exercised.

4. No Fractional Shares or Scrip. No fractional Shares or scrip representing fractional Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Share to which such holder would otherwise be entitled, such holder shall be entitled, at its option, to receive either (i) a cash payment equal to the excess of fair market value for such fractional Share above the Exercise Price for such fractional Share (as mutually determined by the Company and the holder) or (ii) a whole Share if the holder tenders the Exercise Price for one whole Share.

5. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the holder of this Warrant or in such name or names as may be directed by the holder of this Warrant (with the prior written consent of the Company); provided, however, that in the event certificates for Shares are to be issued in a name other than the name of the holder of this Warrant, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the holder hereof and the Notice of Exercise duly completed and executed and stating in whose name and certificates are to be issued; and provided further, that such assignment shall be subject to applicable laws and regulations. Upon any transfer involved in the issuance or delivery of any certificates for Shares of the Company's securities, the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. No Rights as Stockholder. This Warrant does not entitle the holder hereof to any voting rights, dividend rights or other rights as a stockholder of the Company prior to the exercise hereof.

7. Exchange and Registry of Warrant. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer or exercise, in accordance with its terms, at the principal offices of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

8. Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

9. Saturdays, Sundays, Holidays. etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday or a Sunday or a legal holiday.

10. Adjustments of Rights. The Exercise Price and the number and type of shares purchasable hereunder are subject to adjustment from time to time as follows:

         (a) Merger. If at any time there shall be a reorganization or recapitalization, a merger or consolidation of the Company with or into another entity or a merger or consolidation of another entity with or into the Company, then, as a part of any such merger or consolidation, lawful provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the aggregate Exercise Price then in effect, the number of shares of stock or other securities, or property (including without limitation cash), as the case may be, to which a holder of the stock deliverable upon exercise of this Warrant would have been entitled in such merger or consolidation if this Warrant had been exercised immediately before such merger or consolidation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the holder after the reorganization, recapitalization, merger or consolidation.

         (b) Reclassification, etc. If the Company at any time shall, by subdivision, combination or reclassification of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other (or the same) class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such subdivision, combination, reclassification or other change.

         (c) Split, Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a stock dividend, split, subdivide or combine the securities as to which purchase rights under this Warrant exist, the Exercise Price shall be proportionately decreased in the case of a split or subdivision or proportionately increased in the case of a combination.

         (d) Spinoffs or Other Distributions of Securities. In the event that the Company consummates a spinoff of any of its subsidiaries, assets or operations or otherwise makes a distribution to its stockholders of any property or securities other than Common Stock of the Company, the holder of this Warrant may, but shall not be obligated to, exchange this Warrant for the warrants specified in Section 5.5 of the Securities Purchase Agreement.

11.      Notice of Record Dates; etc.

         (a) If the Company shall fix a record date of the holders of Common Stock (or other stock or securities at the time deliverable on exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend (other than a stock dividend) or other distribution, or to receive any right to subscribe for or purchase any shares of any class of any other securities, or to receive any other right, or

         (b) in the event of any event referred to in Section 10, any commencement of any tender offer to purchase a majority of the Common Stock of the Company, or the consummation of any transfer of all or substantially all of the assets of the Company to another entity, or

         (c) in the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, then, in any such event, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, (ii) the date on which a record is to be taken for the purpose of voting on or approving such events referred to in clauses (b) and (c) above, if applicable, and (iii) the approximate date on which any such event is then expected to take place and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon exercise of this Warrant) shall be entitled to exchange their Shares (or such other stock or securities) for securities, cash or other property payable or deliverable upon such event. The Company shall use its reasonable efforts to mail such notice at least twenty-one (21) days prior to the date therein specified, if practicable.

12. Notice of Adjustments. Whenever the Exercise Price or number or type of shares purchasable hereunder shall be adjusted pursuant to Section 10 hereof, the Company shall issue a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number and type of shares purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail), postage prepaid) to the holder of this Warrant.

13. Covenant to Reserve Common Stock. The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock the full number of Shares, if any, deliverable upon exercise of this Warrant and shall, at its own expense, take all such actions and attain all such permits and orders as may be necessary to enable the Company lawfully to issue such Common Stock upon exercise of this Warrant.

14. Miscellaneous.

         (a) Governing Law. This Warrant shall be binding upon any successors or assigns of the Company. This Warrant shall constitute a contract under the laws of New York and for all purposes shall be construed in accordance with and governed by the laws of said state, without giving effect to the conflict of laws principles.

         (b) Restrictions. (i) For U.S. Persons:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE EXERCISED, SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

                  (ii) For Non-U.S. Persons who have acquired these securities pursuant to Regulation S:

THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT. THIS WARRANT AND THE COMMON STOCK TO BE ISSUED UPON EXERCISE OF THIS WARRANT MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, OR
(D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY.

         (c) Amendments. This Warrant may be amended and the observance of any term of this Warrant may be waived only with the written consent of the Company and the then holders of the Warrants exercisable for a majority of the Shares (or other securities or property, as the case may be) then issuable upon exercise of the then outstanding Warrants.

         (d) Assignment. This Warrant shall be binding upon the successors and assigns of the Company.

         (e) Notice. Any notice required or permitted hereunder shall be deemed effectively given upon delivery to the address of the party to be notified by overnight courier at the address indicated below for such party, or at such other address as such other party may designate by ten-day advance written notice.

         IN WITNESS WHEREOF, Computron Software, Inc. has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  December 31, 1997


                                       Computron Software, Inc.,
                                       a Delaware corporation


                                       By:_____________________________________
                                          Michael R. Jorgensen
                                          Executive Vice President and
                                           Chief Financial Officer



                                       HOLDER


                                       By:_____________________________________
                                       Name of Holder:_________________________
                                       Name of Signatory:______________________
                                       Title of Signatory:_____________________



                                       Signature:_______________________________
                                       Address:_________________________________
                                               _________________________________
                                               _________________________________

                       NOTICE OF EXERCISE FOR U.S. PERSONS



To:      Computron Software, Inc.

         1. The undersigned hereby elects to purchase ______ shares of Common Stock ("Stock") of Computron Software, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

         3. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         4. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED BY OR ON BEHALF OF ANY "U.S. PERSON," AS SUCH TERM IS DEFINED IN RULE 902(o) OF THE SECURITIES ACT, IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT."

         (b) Any legend required by applicable state law.

         5. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:


                                        ______________________________________
                                        [Name]

         6. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:




                                        ______________________________________
                                        [Name]
                                        [Tax Identification No.]




_____________________________           ______________________________________
[Date]                                  [Signature]

                     NOTICE OF EXERCISE FOR NON-U.S. PERSONS


To:      Computron Software, Inc.

         1. The undersigned hereby elects to purchase ______ shares of Common Stock ("Stock") of Computron Software, Inc. (the "Company") pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price and any transfer taxes payable pursuant to the terms of the Warrant, together with an Investment Representation Statement in form and substance satisfactory to legal counsel to the Company.

         2. The undersigned hereby represents and warrants to the Company that
(i) it is not a "U.S. Person," as such term is defined in Rule 902(o) of the U.S. Securities Act of 1933, as amended (the "Act"); (ii) the Warrant is not being exercised on behalf of any U.S. Person; (iii) the Warrant is not being exercised within the United States; and (iv) the shares of Stock to be delivered upon exercise of the Warrant will not be delivered within the United States.

         3. The shares of Stock to be received by the undersigned upon exercise of the Warrant are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the undersigned has no present intention of selling, granting any participation in, or otherwise distributing the same. The undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Stock. The undersigned believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

         4. The undersigned understands that the shares of Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act, only in certain limited circumstances. In this connection, the undersigned represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         5. The undersigned understands the instruments evidencing the Stock may bear one or all of the following legends:

         (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD ONLY PURSUANT TO OFFERS AND SALES THAT OCCUR
                  OUTSIDE THE UNITED STATES WITHIN THE MEANING OF
                  REGULATION S UNDER THE SECURITIES ACT.  THESE SECURITIES

                  MAY NOT BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION."

         (b) "THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST
                  DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE
                  COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY), ONLY (A) TO THE COMPANY,
                  (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT,
                  (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE
                  SECURITIES ACT, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S RIGHT PRIOR TO ANY OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR
                  (D) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATES AND/OR OTHER INFORMATION REASONABLY SATISFACTORY TO THE COMPANY."

         (c)      Any legend required by applicable state law.

         6. Please issue a certificate or certificates representing said shares of Stock in the name of the undersigned:



                                        ______________________________________
                                        [Name]

         7. Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned:




                                        ______________________________________
                                        [Name]
                                        [Tax Identification No.]


____________________________            ______________________________________
[Date]                                  [Signature]

                                 ASSIGNMENT FORM


         (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to



________________________________________________________
                    (Please Print)


whose address is________________________________________
                          (Please Print)



                                                  Dated: ______________________


         Holder's Signature:___________________________

         Holder's Address:_____________________________

                          _____________________________


Signature Guaranteed:______________________



NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

                                    EXHIBIT C

                               REGISTRATION RIGHTS

                                   EXHIBIT C

                         PIGGYBACK REGISTRATION RIGHTS


         1. Certain Definitions. Capitalized terms not otherwise defined herein shall have the same meaning given to them in the Agreement to which this Exhibit C is attached. As used in this Exhibit C, the following terms shall have the following respective meanings:

                 (a) The term "beneficially owned" shall refer to the meaning of such term as provided in Rule 13d-3 promulgated under the Exchange Act.

                 (b) The term "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

                 (c) The term "Holder" shall mean the Investors and any permitted transferee of Registrable Securities, provided that any such person shall cease to be a Holder at such time as the registration rights to which such person is entitled hereunder terminate pursuant to Section 8 of this Exhibit C.

                 (d) The term "person" shall mean any person, individual, corporation, partnership, trust or other nongovernmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                 (e) The terms "register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 (f) The term "Registrable Securities" shall mean (i) the shares of the Company's Common Stock (the "Shares") purchased pursuant to the Agreement by the U.S. Investors, (ii) any shares of the Company's Common Stock issued upon exercise of the Warrants purchased pursuant to the Agreement, except that they shall not include shares of Common Stock that are issued upon exercise of the Warrants to Holders who are not the U.S. Investors (the "Warrant Shares"), (iii) any shares of the Company's Common Stock (or Common Stock issued by the Company upon the exercise, conversion or exchange of any other securities) issued by the Company in respect of the Shares or the Warrant Shares upon any stock split, stock dividend, recapitalization, or similar event and (iv) any shares of the Company's Common Stock issued by the Company in respect of the additional shares of Common Stock and Warrants issuable by the Company under Sections 5.2 and 5.4 of the Agreement.

                 (g) The term "Securities Act" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time.

                 (h) The term "SEC" shall mean the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         2.      Company Registration.

                 (a) If the Company proposes to register any of its Common Stock under the Securities Act in connection with an underwritten public offering of such Common Stock solely for cash (including a registration effected by the Company for stockholders other than the Holders, but not including (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a Rule 145 transaction, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of convertible debt securities that are also being registered, and
(iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such proposed registration. Upon the written request of each Holder delivered to the Secretary of the Company within fifteen (15) days after the date of such notice by the Company, the Company will, subject to the provisions hereof, include in such registration, to the extent it takes place, the resale of such number of Registrable Securities that each such Holder has requested to be registered; provided, that the minimum number of Registrable Securities that each requesting Holder may request to be included shall be 50,000 shares.

                 (b) Notwithstanding any other provision of this Exhibit C, if the managing underwriter of the public offering referred to in Section 2(a) advises the Company and/or the Holders in writing in its good faith judgment that marketing factors require a limitation of the number of securities to be underwritten in a registration pursuant to Section 2(a), then the underwriter shall first include in such registration the securities to be registered by the Company and securities to be registered by any other persons having rights as of the date hereof to include securities in such registration ("Pre-Existing Registrable Securities"), and thereafter may exclude some or all Registrable Securities from such registration pro rata with all other securities (other than Pre-Existing Registrable Securities) having rights to be included in such registration ("Other Registrable Securities") based on the total number of Registrable Securities and Other Registrable Securities requested; provided, however, that if any Registrable Securities or Other Registrable Securities shall be included in the registration and underwriting, then such shares of Registrable Securities shall be included in the registration and underwriting and allocated among all Holders thereof and all holders of Other Registrable Securities in proportion, as nearly as practicable, of the respective amounts of Registrable Securities and Other Registrable Securities requested to be registered in such registration by such Holders at the time of filing the registration statement to the total number of Registrable

Securities and Other Registrable Securities so requested, or in such other manner as shall be agreed to by the Company, holders of Other Registrable Securities and Holders of a majority of the Registrable Securities proposed to be included in such registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. In the event that as a result of the proration provisions of this Section any requesting Holder shall not be entitled to include in a registration at least 50% of the Registrable Securities requested by such Holder, such Holder may elect to withdraw such Holder's request to include Registrable Securities in such registration (a "Withdrawal Election"); provided, however, that a Withdrawal Election shall be irrevocable and, after making a Withdrawal Election, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such Withdrawal Election was made.

                 (c) The Company shall have the right to terminate or withdraw any registration under this Section 2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 5 hereof.

         3. Obligations of the Company. Whenever required pursuant to this Exhibit C to effect the registration of any Registrable Securities, the parties agree as follows:

                 (a) The Company shall furnish to the Holders such numbers of copies of the prospectus, including a prospectus subject to completion, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                 (b) The Company shall use its reasonable efforts to register and qualify the securities covered by such registration statement, if any, under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                 (c) In the event of any underwritten public offering, the Company shall enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering.

                 (d) The Company shall notify each Holder of Registrable Securities covered by such registration statement, (A) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the registration statement for amendments or supplements to the registration statement or related prospectus or for additional information relating to the registration statement, (C) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (E) of the happening of any event which makes any statement made in the registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that, in the case of the registration statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company shall use its reasonable best efforts to ensure that the use of the prospectus may be resumed as soon as practicable. The Company shall use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the securities for sale in any jurisdiction, at the earliest practicable moment. The Company shall, upon the occurrence of any event contemplated by clause E above, prepare a supplement or post-effective amendment to the registration statement or a supplement to the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 (e) At the time of any registration of Registrable Securities pursuant hereto, the Company and the Holders on behalf of whom shares may be registered shall negotiate in good faith the terms of indemnity (including indemnification of underwriters) and other customary agreements relating to any such registration.

         4.      Obligations of the Holders.

                 (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Exhibit C with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                 (b) In the event of any underwritten public offering, each Holder seeking to have Registrable Securities included in a registration statement shall participate in such underwriting on the same terms as the Company and shall enter into and perform its obligations under an underwriting agreement in customary form with the managing underwriter of such offering. Each Holder participating in such underwriting who has not made a Withdrawal Election pursuant to Section 2(b) shall enter into and perform its obligations under a "market stand-off" agreement in customary form with the managing underwriter of such offering providing that such Holder shall not sell or otherwise transfer or dispose of any Registrable Securities during the 120-day period following the effective date of such offering (or such shorter period as may be determined by such Holder and the managing underwriter). Although Holders not participating in such underwriting are not obligated to enter into a "market stand-off" agreement, such non-participating Holders agree to consider prior to making any sale of Registrable Securities during the underwriting period and for a reasonable period thereafter the effect of such sale on the market for the Company's Common Stock, but such non-participating Holder shall be free to make decisions with respect to the sale, transfer or other disposition of such Holder's Registrable Securities and shall in no way have any liability for such decisions under this Section.

                 (c) In the event that the Holders shall be provided with notice of suspension from the Company as provided in Section 3(d), each Holder shall discontinue disposition of Registrable Securities covered by the registration statement or prospectus until copies of a supplemented or amended prospectus are distributed to the Holders or until the Holders are advised in writing by the Company that the use of the applicable prospectus may be resumed.

                 (d) Each Holder shall comply with Regulation M under the Exchange Act.

         5.      Expenses.

                 (a) All Registration Expenses (as defined below), incurred in connection with any registration pursuant to Section 2 shall be borne by the Company. "Registration Expenses" shall mean the costs and expenses of the Company relating to any registration pursuant to Section 2 including, without limitation, the fees and expenses of the Company's counsel and its accountants, all reasonable costs and expenses of one counsel for the participating Holders not to exceed $10,000 and all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of any registration statement and all amendments and supplements thereto and the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters (if any), dealers and other purchasers of the securities so registered, the costs and expenses incurred in connection with the qualification of such securities so registered under the "blue sky" laws of various jurisdictions, the fees and expenses of the Company's transfer agent and all other out-of-pocket costs and expenses of complying with the provisions of this Exhibit C with respect to such registration.

                 (b) The participating Holders (and other holders including any securities in such registration) shall pay all underwriting discounts and selling commissions with respect to the Registrable Securities sold by them pursuant to any such registration.

         6.      Indemnification.

                 (a) In the case of any offering registered pursuant to this Exhibit C, the Company hereby agrees to indemnify and hold harmless each participating Holder, the officers and directors of each Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which any such person may be subject, under the Securities Act or otherwise, and to reimburse any such person for any legal or other expenses reasonably incurred, as they are incurred, by them in connection with investigating any claims or defending against any actions, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement under which such shares of Registrable Securities were registered under the Securities Act pursuant to this Exhibit C, any prospectus contained therein, if used during the period appropriate for such prospectus, or any amendment or supplement thereto (if so used), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities arise out of or are (i) based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance upon information furnished to the Company by or on behalf of such Holder specifically for use therein, or (ii) made in any preliminary prospectus, and the prospectus contained in the registration statement as declared effective or in the form filed by the Company with the SEC pursuant to Rule 424 (or other similar rule) under the Securities Act shall have corrected such statement or omission and a copy of such prospectus shall not have been sent or otherwise delivered to such person at or prior to the confirmation of such sale to such person.

                 (b) By requesting registration under this Exhibit C, each participating Holder agrees, if Registrable Securities held by such Holder are included in the securities as to which such registration is being effected, in the same manner and to the same extent as set forth in the preceding paragraph, to indemnify and to hold harmless the Company and its directors and officers and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which any of such persons may be subject under the Securities Act or otherwise, and to reimburse any of such persons for any legal or other expenses incurred, as they are incurred, by them in connection with investigating or defending against any such losses, claims, damages or liabilities, but only to the extent it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in any registration statement under which the shares of Registrable Securities were registered under the Securities Act pursuant to this Exhibit C, any prospectus contained therein or any amendment or supplement thereto, which was based upon and made in conformity with information furnished to the Company in writing by or on behalf of such Holder expressly for use therein.

                 (c) Each party entitled to Indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, and the Indemnified Party may participate in such defense at its own expense; provided, however, that the Indemnified Parties shall have the right to retain one counsel of their own, with the reasonable fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Parties by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential materially divergent interests between such Indemnifying Party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section unless such failure resulted in a detriment to the Indemnifying Party. No Indemnifying Party, (i) in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, or (ii) shall be liable for amounts paid in any settlement if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                 (d) If the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state any material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         7. Transfer of Registration Rights. Holders may assign any or all of their registration rights under this Exhibit C to a transferee of Registrable Securities, provided that the Company shall be entitled to written notice of any such transfer no later than ten (10) days after such transfer.
No transferee, assignee or other person purporting to exercise rights under this Exhibit C who is not a signatory to the Agreement shall be entitled to do so unless and until such person agrees in a writing delivered to the Company to be bound by the terms of the Agreement.

         8. Termination of Registration Rights. The registration rights granted pursuant to this Exhibit C shall terminate as to any Registrable Securities (i) held by any Holder at such time as such Registrable Securities owned by such Holder can be sold within a given three (3) month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 or (ii) that have been sold pursuant to Rule 144 or an effective registration statement under the Securities Act.

         9. Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration solely for the resale of securities pursuant to a registration statement on Form S-3, the Company agrees to use its reasonable best efforts to:

                 (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

                 (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                 (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 under the Securities Act, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         10. No Inconsistent Rights. The Company will not enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders under this Exhibit C or otherwise conflicts with the provisions hereof.

                                   EXHIBIT D

                             FORM OF LEGAL OPINION

     1. The Company is a corporation duly incorporated, validly existing and in good standing under, and by virtue of, the laws of the jurisdiction of its incorporation. The Company has requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as described in the 1996 10-K, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect (as defined below) on the Company. When used in connection with the Company, the term "Material Adverse Effect" means, for the purposes of this opinion, any event or effect that is materially adverse to the business, assets, financial condition, or results of operations of the Company and its subsidiaries taken as a whole.

     2. The Company has all requisite corporate power and authority to execute and deliver the Agreement and the Warrants, to sell and issue the Common Stock and the Warrants and to issue the underlying Warrant Shares and any additional Securities issuable under the Agreement, and to carry out and perform its obligations under the terms of the Agreement and the Warrants.

     3. The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. All of the outstanding shares of Common Stock are duly authorized and are validly issued, fully paid and nonassessable. Assuming the accuracy of each Investor's representations in Section 4 of the Agreement, upon issuance, the Securities will be issued in compliance with all federal and state securities laws.

     4. All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Agreement by the Company, the authorization, sale, issuance and delivery of the Common Stock and the Warrants and the performance of the Company's obligations under the Agreement has been taken. The Agreement and the Warrants constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, and other equitable remedies, and (iii) to the extent the indemnification provisions contained in the registration rights set forth on Exhibit C to the Agreement (the "Registration Rights") may be limited by applicable federal and state securities laws. The Shares are, and the Warrant Shares and any additional shares of Common Stock issuable under the Agreement when issued in compliance with the provisions of the Agreement and the Warrants will be, validly issued, fully paid and nonassessable, approved for listing on the American Stock Exchange and free of any liens or encumbrances (assuming the Investors take the Securities with no notice thereof) other than any liens or encumbrances created by or imposed upon the holders; provided, however, that the Securities may be subject to restrictions on transfer under state or federal securities laws.

        5. The Company is not in violation of any term of the Certificate of Incorporation or Bylaws, which violation reasonably would be expected to have a Material Adverse Effect on the Company. The execution, delivery and performance of and compliance with the Agreement, and the issuance of the Securities, have not resulted and will not result in any violation of, or conflict with, or constitute a default under, or result in the creation of, any material mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or any preemptive or contractual rights to acquire any securities of the Company under any material contract of the Company identified in an officer's certificate attached hereto.

        6. Except for the Class Action, there are no actions, suits, proceedings or investigations pending against the Company or its properties before any court of governmental agency (nor, to our knowledge, is there any written threat thereof), which, either in any case or in the aggregate, reasonably would be expected to have a Material Adverse Effect on the Company, and none which questions the validity of the Agreement or the Warrants or any action taken or to be taken in connection therewith.

        7. No consent, approval or authorization of, or designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Agreement or the offer, sale or issuance of the Securities, except (i) filings with the SEC and (ii) qualification (or taking such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Securities under applicable state securities or "blue sky" laws.

        8. Subject to the accuracy of each Investor's representations and warranties set forth in Section 4 of the Agreement, the offer, sale and issuance of the Securities in conformity with the terms of the Agreement, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended and applicable state securities laws.

                            COMPUTRON SOFTWARE, INC.

                                AMENDMENT NO. 1
                                       TO
                         SECURITIES PURCHASE AGREEMENT


         This Amendment No. 1 to Securities Purchase Agreement (the "Amendment") is made as of January 9, 1998, by and among Computron Software, Inc., a Delaware corporation (the "Company"), with its principal executive offices at 301 Route 17 North, Rutherford, New Jersey 07070, and the investors listed on the signature pages hereto (the "Investors").


                                R E C I T A L S:

         A. On December 30, 1997, the Company and the Investors entered into a Securities Purchase Agreement (the "Agreement"), which provides the terms and conditions of a purchase of common stock and warrants to purchase common stock of the Company.

         B.      The parties desire to amend the Agreement as set forth herein.


                               A G R E E M E N T:

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Unless the context otherwise requires, capitalized terms defined in the Agreement shall have such definitions in this Amendment.

         2. Effective as of December 31, 1997, Section 5.3 of the Agreement shall be deleted in its entirety.

         3. Full Force and Effect. As modified by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms.

         4. No Waiver. This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Agreement.

         5. Governing Law. The validity and interpretation of this Amendment shall be governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         6. Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original and which together shall be deemed one Amendment.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first written above.

                                     "COMPANY"

                                     COMPUTRON SOFTWARE, INC.
                                     a Delaware corporation


                                     By:    /s/  Michael R. Jorgensen
                                          --------------------------------------
                                          Michael R. Jorgensen
                                          Executive Vice President and
                                          Chief Financial Officer


                                     "INVESTORS"

                                     LION INVESTMENTS LIMITED


                                     By:    /s/  Robert A. Rayne
                                          --------------------------------------
                                          Name:  Robert A. Rayne
                                          Title:   Director


                                     WESTPOOL INVESTMENT TRUST plc


                                     By:    /s/  Robert A. Rayne
                                          -------------------------------------
                                          Name:  Robert A. Rayne
                                          Title:   Director


                                     THE WEBER FAMILY TRUST DATED 1/6/89


                                     By:    /s/  Eugene M. Weber
                                          --------------------------------------
                                           Name:       Eugene M. Weber
                                           Title:      Trustee




                                       2.

                                      RH CAPITAL ASSOCIATES NUMBER ONE, L.P.

                                      By:   RH Capital Associates
                                      Its:   General Partner


                                      By:    /s/  Robert Horwitz
                                           -------------------------------------
                                            Name:       Robert Horwitz
                                            Title:      Sole Proprietor


                                      ROBERT HORWITZ


                                        /s/  Robert Horwitz
                                      ------------------------------------------


                                      PAUL SAVIDIS


                                        /s/  Paul Savidis
                                      ------------------------------------------


                                      WPG SOFTWARE FUND, L.P.
                                      By:   Weiss, Peck & Greer, L.L.C.
                                      Its:  General Partner


                                      By:    /s/  Richard Pollack
                                           -------------------------------------
                                            Name:  Richard Pollack
                                            Title: General Counsel and
                                                   Managing Director


                                      WPG INSTITUTIONAL
                                      SOFTWARE FUND, L.P.
                                      By:   Weiss, Peck & Greer, L.L.C.
                                      Its:  General Partner


                                      By:    /s/  Richard Pollack
                                           ------------------------------------
                                            Name:    Richard Pollack
                                            Title:   General Counsel and
                                                     Managing Director





                                       3.

                                       CA CAPITAL MANAGEMENT LTD.
                                       By:   Weiss, Peck & Greer, L.L.C.
                                       Its:  Attorney-in Fact


                                       By:    /s/  Richard Pollack
                                            ------------------------------------
                                             Name:    Richard Pollack
                                             Title:   General Counsel and
                                                      Managing Director


                                       SIPPL MACDONALD VENTURES II, L.P.

                                       By:   Sippl Macdonald Management, LLC
                                       Its:  General Partner


                                       By:    /s/  Jackie Macdonald
                                            ------------------------------------
                                             Name:       Jackie Macdonald
                                             Title:      Manager



                                       4.